                                                                    EXHIBIT 12.2

                        TURNER BROADCASTING SYSTEM, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                  NINE MONTHS     THREE MONTHS      NINE MONTHS
                                     ENDED            ENDED            ENDED
                                 SEPTEMBER 30,    DECEMBER 31,     SEPTEMBER 30,
                                     1997             1996             1996
                                 -------------    -------------    -------------
                                          (IN MILLIONS, EXCEPT RATIOS)

Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....       $ 143            $  42            $ (42)
    Interest expense..........         153               60              141
    Amortization of
      capitalized interest....          15                5               13
    Portion of rents
      representative of an
      interest factor.........          23                8               23
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....      --               --               --
    Undistributed losses of
      less than 50% owned
      companies...............           6                2                1
                                     -----            -----            -----
        Total earnings........       $ 340            $ 117            $ 136
                                     -----            -----            -----
                                     -----            -----            -----
Fixed charges:
    Interest expense..........       $ 153            $  60            $ 141
    Capitalized interest......          16                6               16
    Portion of rents
      representative of an
      interest factor.........          23                8               23
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....      --               --               --
                                     -----            -----            -----
        Total fixed charges...       $ 192            $  74            $ 180
                                     -----            -----            -----
                                     -----            -----            -----
Ratio of earnings to fixed
  charges
  (deficiency in the coverage
  of fixed charges by earnings
  before fixed charges)(a)....         1.8x             1.6x           $ (44)
                                     -----            -----            -----
                                     -----            -----            -----

                                YEAR ENDED DECEMBER 31,
                              ---------------------------
                              1995   1994    1993    1992
                              ----   ----    ----    ----
Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....$173   $ 79    $121    $100
    Interest expense.......... 209    219     195     201
    Amortization of
      capitalized interest....  11      7     --      --
    Portion of rents
      representative of an
      interest factor.........  31     30      26      22
    Adjustment for partially
      owned subsidiaries and
      50% owned companies..... --     --      --        9
    Undistributed losses of
      less than 50% owned
      companies...............  16     15      16     --
                              ----   ----    ----    ----
        Total earnings........$440   $350    $358    $332
                              ----   ----    ----    ----
                              ----   ----    ----    ----
Fixed charges:
    Interest expense..........$209   $219    $195    $201
    Capitalized interest......  15     14     --      --
    Portion of rents
      representative of an
      interest factor.........  31     30      26      22
    Adjustment for partially
      owned subsidiaries and
      50% owned companies..... --     --      --        9
                              ----   ----    ----    ----
        Total fixed charges...$255   $263    $221    $232
                              ----   ----    ----    ----
                              ----   ----    ----    ----
Ratio of earnings to fixed
  charges
  (deficiency in the coverage
  of fixed charges by earnings
  before fixed charges)(a).... 1.7x   1.3x    1.6x    1.4x
                              ----   ----    ----    ----
                              ----   ----    ----    ----

------------

 (a) TBS became a wholly owned subsidiary of the Issuer on October 10, 1996 through a merger with a subsidiary of the Issuer in connection with the TBS Transaction. The ratios of earnings to fixed charges of TBS for all post-merger periods have been adjusted to reflect the Issuer's basis of accounting. The ratios of earnings to fixed charges (or coverage deficiencies) of TBS for all pre-merger periods are reflected at TBS's historical cost basis of accounting. Certain reclassifications have been made to TBS's ratios of earnings to fixed charges for pre-merger periods to conform to the post-merger presentation.